UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/26/2006

AMERICREDIT CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  001-10667

TX	752291093
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

801 Cherry Street, Suite 3900, Fort Worth, TX 76102
(Address of principal executive offices, including zip code)

(817)302-7165
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On October 25, 2006, the Board of Directors of AmeriCredit Corp. (the "Company"), granted 6,700 restricted stock units ("RSUs") under the Second Amended and Restated 2000 Limited Omnibus and Incentive Plan for AmeriCredit Corp. (the "2000 Plan") to each of its non-employee directors, John R. Clay, A.R. Dike, James H. Greer, Douglas K. Higgins and Kenneth H. Jones, Jr. The number of RSUs granted is based a target of approximately $175,000 per year in equity compensation and upon $26.31 per share, the closing price of the Company's common stock (the "Common Stock") on the New York Stock Exchange on October 25, 2006 (the "Grant Date"). Each RSU consists of the right to receive one (1) share of Common Stock. The grant was 50 percent vested on the Grant Date and the remaining 50 percent will vest six (6) months following the Grant Date.   The Common Stock to be issued in connection with the RSUs will de distributed upon the earlier to occur of (1) the board member's death, disability or separation from the board, (2) a change of control, as defined in the 2000 Plan, or (3) five (5) years from the Grant Date. In connection with these grants, the Company and each director will execute a RSU agreement. A form of RSU agreement for non-employee directors is set forth as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(a)        Financial Statements of Business Acquired

        None.

(b)        Pro-forma Financial Information

        None.

(c)         Exhibits

        The following exhibits are filed herewith:

Exhibit

Number        Description

99.1        Restricted Stock Unit Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICREDIT CORP

Date: October 25, 2006	By:	/s/ CHRIS A. CHOATE
CHRIS A. CHOATE
Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description
EX-99.1	Restricted Stock Unit Agreement